Exhibit 10.1

ROCKDALE SETTLEMENT AGREEMENT

This Settlement Agreement ("Agreement") is entered into by and between Spectrum Net Profits, LLC, Spectrum Resources Corp., Spectrum Resources/Kingman Energy JV I, Spectrum Resources/Kingman Energy JV II and Spectrum Resources/Kingman Energy JV III, John Barton, and Rockdale Resources Corporation (individually, "Party" and collectively, "Parties").

I.  Definitions

As used in this document, the following terms have the following meanings:

1. "Spectrum Net" means Spectrum Net Profits, LLC and all of its predecessors, successors, affiliates, subsidiaries, assigns, members, servants, officers, directors, employees, attorneys, consultants, contractors, subcontractors, independent contractors, sureties, indemnitors, insurers, or agents, past, present, and future.

2. "Spectrum Resources"  means Spectrum Resources Corp. and all of its predecessors, successors, affiliates, subsidiaries, assigns, shareholders, servants, officers, directors, employees, attorneys, consultants, contractors, subcontractors, independent contractors, sureties, indemnitors, insurers, or agents, past, present, and future.

3. "Spectrum I" means Spectrum Resources/Kingman Energy JV-1 and all of its predecessors, successors, affiliates, subsidiaries, assigns, partners, servants, officers, directors, employees, attorneys, consultants, contractors, subcontractors, independent contractors, sureties, indemnitors, insurers, or agents, past, present, and future.

4. "Spectrum II" means Spectrum Resources/Kingman Energy JV-2 and all of its predecessors, successors, affiliates, subsidiaries, assigns, partners, servants, officers, directors, employees, attorneys, consultants, contractors, subcontractors, independent contractors, sureties, indemnitors, insurers, or agents, past, present, and future.

5. "Spectrum III" Spectrum Resources/Kingman Energy JV-3 and all of its predecessors, successors, affiliates, subsidiaries, assigns, partners, servants, officers, directors, employees, attorneys, consultants, contractors, subcontractors, independent contractors, sureties, indemnitors, insurers, or agents, past, present, and future.

6. "Spectrum Entities" means Spectrum Net, Spectrum Resources, Spectrum I, Spectrum II, and/or Spectrum III.

7. "Barton" means John Barton, individually.

8. "Rockdale" means Rockdale Resources Corporation and all of its predecessors, successors, affiliates, subsidiaries, assigns, shareholders, servants, officers, directors, employees, attorneys, consultants, contractors, subcontractors, independent contractors, sureties, indemnitors, insurers, or agents, past, present, and future.

II.  Recitals

9. WHEREAS, Spectrum Net Profits, LLC is a Colorado limited liability company in the business of oil and gas exploration, drilling, and production ; AND

10. WHEREAS, Spectrum Resources Corp. is a Colorado corporation in the business of oil and gas exploration, drilling, and production; AND

11. WHEREAS, Barton is the President and Director of Spectrum Resources and Spectrum Net; AND

12. WHEREAS, Spectrum I, Spectrum II, and Spectrum III are Texas joint ventures in the business of oil and gas exploration, drilling, and production; AND

13. WHEREAS, Rockdale Resources Corporation is a Texas corporation in the business of oil and gas exploration, drilling, and production, with Marc Spezialy as its Chief Executive Officer; AND

14. WHEREAS, Barton was formerly a member of the board of directors for Rockdale; AND

15. WHEREAS the parties to this Agreement all have a vested interest in avoiding litigation amongst themselves relating to issues pertaining to, among others things, Spectrum III and previous obligations under the March 8, 2013 and March 29, 2013 Agreement; AND

16. WHEREAS the parties to this Agreement warrant that they have complete and full authority to execute this Agreement; AND

17. WHEREAS contemporaneously with this Agreement the Spectrum Entities and Energy Capital Partners, LLC, a Texas limited liability company, John Barton, RTO Operating, LLC, Brian Midtbo, Texas Private Oil Partners, L.P., Rick Wilber and Marc Spezialy entered into a Confidential Settlement Agreement ("CSA");

18. WHEREAS the execution of this Agreement is not to be construed as an admission of fault and liability and, in particular, the Parties recognize that this Agreement is being entered into for settlement and compromise.

III.  Terms

19. In consideration of the promises and agreements contained herein, and other good and valuable consideration including the avoidance of litigation amongst some or all of the Parties, the Parties agree as follows:

20. By their execution of this Agreement, the Parties represent and warrant that the following statements, inasmuch as each pertains to each Party, are true and accurate, as of the Effective Date.

21. The  Parties to this Agreement agree to use their best efforts to facilitate the performance of the CSA and agree not to take any action that would frustrate the purpose of the CSA.

22. The Spectrum Entities and Barton agree to indemnify Rockdale and their officers, directors, agents, employees and all those in active concert with them for any liability to a third party assessed to them as a result of any malfeasance on the part of the Spectrum Entities and Barton.

23. Rockdale agrees to indemnify the Spectrum Entities and Barton and their officers, directors, agents, employees and all those in active concert with them for any liability to a third party assessed to them as a result of any malfeasance on the part of Rockdale.

24. Except for the obligations contained herein, the Spectrum Entities and Barton hereby release and forever discharge Rockdale and their officers, directors, agents, employees and all those in active concert with them.  Additionally, except for the obligations contained herein, Rockdale hereby releases and forever discharge the Spectrum Entities and Barton and their officers, directors, agents, employees and all those in active concert with them.  This release is applicable to any and all past, present or future claims, demands, obligations, actions, causes of actions, rights, damages, costs, losses of services, expenses and compensation of any nature whatsoever, whether based on a tort, contract or other theory of recovery, which the Spectrum Entities and Barton, on the one hand, and Rockdale on the other, now have against each other, whether now known or hereafter discovered, from the beginning of time to the date of this Settlement Agreement.  This mutual release and discharge shall also apply to the past, present and future insurers, officers, directors, stockholders, attorneys, agents, servants, representatives, employees, subsidiaries, affiliates, partners, predecessors, managers, members, successors in interest, and assigns, and all other persons, firms or corporations with whom the Parties have been, are now or may hereafter affiliated.

25. Any controversy or claim arising out of or relating to this Agreement, the March 8 Agreement and/or the March 29 Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules  and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Claims shall be heard by a single arbitrator. The place of arbitration shall be Austin, Texas. The prevailing party shall be entitled to an award of reasonable attorney fees and costs. The Commercial Arbitration Optional Rules for Emergency Measures of Protection are also incorporated by the parties. The award of the arbitrator shall be accompanied by a reasoned opinion.

26. This Agreement may be executed in facsimile or electronic counterparts, each of which shall be deemed an original and which collectively shall constitute one document.

AGREED TO EFFECTIVE this 3rd day of June 2013.

SPECTRUM NET PROFITS, LLC By: /s/ John Barton Printed Name: John Barton Title: Manager	SPECTRUM RESOURCES CORP. By: /s/ John Barton Printed Name: John Barton Title: Manager

ROCKDALE RESOURCES CORPORATION By: /s/ Marc Spezialy Printed Name: Marc Spezialy Title: Chief Executive Officer

SPECTRUM RESOURCES/KINGMAN ENERGY JV I
By: /s/ John Barton
Printed Name:   John Barton
Title:   Manager

SPECTRUM RESOURCES/KINGMAN ENERGY JV II
By: /s/ John Barton
Printed Name:   John Barton
Title:   Manager

SPECTRUM RESOURCES/KINGMAN ENERGY JV III
By: /s/ John Barton
Printed Name:   John Barton
Title:   Manager